EXHIBIT 10.1
CONFIDENTIAL TREATMENT REQUESTED
THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED MATERIAL IS MARKED WITH A [****] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. FIVE
TO
AMENDED AND RESTATED
PRIVATE LABEL CREDIT CARD PLAN AGREEMENT
BETWEEN COMENITY BANK
AND
STAGE STORES, INC.
SPECIALTY RETAILERS, INC.

THIS AMENDMENT NO. FIVE (“Gordmans Amendment”) to that certain AMENDED and RESTATED PRIVATE LABEL CREDIT CARD PLAN AGREEMENT entered into as of the 8th day of August, 2012 and effective as of the 1st day of August 2012 (“Agreement”) among Stage Stores, Inc. (“SSI”) and Specialty Retailers, Inc. (“SRI”) (with SSI and SRI hereinafter collectively referred to as “Stage”) and Comenity Bank (formerly known as World Financial Network Bank) (“Bank”), is entered into by and between Bank and SSI on the 11th day of August, 2017 (“Gordmans Amendment Execution Date”).

WHEREAS, Stage and Bank previously entered into the Agreement pursuant to which, among other things, Stage requested Bank to, and Bank agreed to, extend credit to qualifying individuals in the form of private label open-ended credit card accounts for the purchase of Goods and/or Services from Stage through designated Sales Channels and to issue Credit Cards to qualifying individuals under the Stage Nameplates.

WHEREAS, SRI, the wholly owned operating subsidiary of SSI and currently the employer of all Stage employees, signed the Agreement solely for purposes of Section 13.1(a) of the Agreement, thereby agreeing that the Amended and Restated Private Label Credit Card Program Agreement dated March 5, 2004 by and among SSI, SRI and Bank was terminated in its entirety upon the full execution of the Agreement and thereby terminating SRI’s status as a separate party to the Agreement effective August 1, 2012.

WHEREAS, SSI and Bank entered into Amendment No. One to the Agreement effective as of February 1, 2013, Amendment No. Two to the Agreement effective as of February 13, 2014 (no longer in effect), Amendment No. Three to the Agreement effective as of May 4, 2014 (no longer in effect), and Amendment No. Four to the Agreement effective as of March 28, 2016.

WHEREAS, SRI has acquired certain assets from the bankruptcy estate of Gordmans, Inc., and its affiliates (collectively, “Gordmans, Inc.”), including the Gordmans Mark (as defined below) and the right to cause Gordmans, Inc. to assume and assign to SRI the leases of certain physical retail locations of Gordmans, Inc., and SRI is operating physical locations as retail stores operating under the Gordmans Mark.

WHEREAS, pursuant to the Gordmans Agreement (as defined below), Bank issues private label credit cards branded with the Gordmans Mark that may be used for the purchase of goods and services sold in the sales channels operated by Gordmans, Inc.

WHEREAS, Stage and Bank intend that certain credit cards originated under the Gordmans Agreement and the corresponding accounts shall be converted into Credit Cards and Accounts under the Plan in accordance with the terms of this Gordmans Amendment.

WHEREAS, the Gordmans Agreement was rejected on July 31, 2017.

WHEREAS, SSI and Bank now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, SSI and Bank agree as follows:

1.
Definitions; References. Capitalized terms not otherwise defined in this Gordmans Amendment are used herein as defined in the Agreement. Section 1.1 of the Agreement is amended to add or modify, as appropriate, the following terms:

“Account” is amended by adding the following sentence to the end of the current definition: “Additionally, Gordmans-Converted Accounts shall be considered Accounts for purposes of this Agreement.”

“Cardholder” is amended by adding the following sentence to the end of the current definition: “For clarity, holders and authorized users of Gordmans-Converted Accounts shall be considered Cardholders for purposes of this Agreement.”

“Covered Gordmans Stores” shall mean the retail locations listed in Schedule 1.1(d) attached hereto.

“Credit Card” is amended by adding the following sentence to the end of the current definition. “For clarity, private label credit cards issued by Bank that are associated with Gordmans Accounts shall be considered Credit Cards for purposes of this Agreement.”

“Gordmans Accounts” shall mean each Gordmans-Converted Account and each Account opened under the Plan after the Gordmans Amendment Effective Date under the Gordmans Mark.

“Gordmans Agreement” shall mean the Private Label Credit Card Program Agreement between World Financial Network National Bank and Gordmans, Inc. dated as of September 6, 2002, as amended by that certain Amendment to Private Label Credit Card Program Agreement between World Financial Network National Bank and Gordmans, Inc. dated as of April 7, 2006, Second Amendment to Private Label Credit Card Program Agreement between World Financial National Bank (as successor by conversion to World Financial Network National Bank ) and Gordmans, Inc. dated as of February 1, 2012 and Third Amendment to Private Label Credit Card Program Agreement between Comenity Bank (as successor to World Financial National Bank) and Gordmans, Inc. dated as of January 23, 2017.

“Gordmans Amendment Effective Date” shall mean the date on which the retail systems of the Covered Gordmans Stores are converted from the platform operated by or on behalf of Gordmans, Inc. to the platform operated by or on behalf of SRI as notified by Stage to the Bank, which was June 27, 2017.

“Gordmans-Converted Account” shall mean each individual open-end revolving line of credit originated under the Gordmans Agreement for which no less than ten percent (10%) of the in-store purchases on such account in the 18-month period immediately preceding the Gordmans Amendment Effective Date occurred, in the aggregate, in one or more Covered Gordmans Stores, regardless of whether such line of credit is open to buy, is delinquent, is in default, or has been written-off, but excluding any lines of credit for which the Cardholder has declared bankruptcy, which have been closed for fraud, or which are subject to pending litigation with Bank. For clarity, any open-end revolving line of credit originated under the Gordmans Agreement that has not had an in-store Purchase in a Covered Gordmans Store during the 18-month period immediately preceding the Gordmans Amendment Effective Date shall not be considered a Gordmans-Converted Account.

“Gordmans Mark” shall mean any trademark, service mark, or trade name acquired by SRI from Gordmans, Inc. and added as a Stage Mark pursuant to this Gordmans Amendment.

“Gordmans Stores” shall mean (i) any Covered Gordmans Stores, (ii) any physical retail location owned or operated by SRI in the United States under the Gordmans Mark that is opened by SRI after the Gordmans Amendment Effective Date and (iii) any retail ecommerce website owned and operated by or on behalf of SRI specifically under the Gordmans Mark targeting Customers residing in the United States. For the sake of clarity, Gordmans Stores does not include stage.com. As of the Gordmans Amendment Effective Date, the only Gordmans Stores will be the Covered Gordmans Stores.

“Sales Channels” is amended by adding the following sentence to the end of the current definition: “For clarity, all Gordmans Stores shall be considered Sales Channels for purposes of this Agreement.”

“Stage Nameplate” is amended by adding “, Gordmans” to clause (i), immediately after “Peebles”.

2.	Termination of Credit Cards Originated under the Gordmans Agreement. A new Section 2.6 is added to the Agreement as follows:

“2.6     Termination of Credit Cards Originated under the Gordmans Agreement.

(a)    On or before the Gordmans Amendment Execution Date, Bank shall cease accepting applications for credit card accounts under the Gordmans Agreement;

(b)    On or before [****] Bank shall cease to approve transactions initiated with credit card accounts originated under the Gordmans Agreement that are not Gordmans-Converted Accounts;

(c)    On or before the Gordmans Amendment Execution Date, Bank shall provide any notice of account closure required by the Credit Card Agreements in order to close all credit card accounts originated under the Gordmans Agreement that are not Gordmans-Converted Accounts in accordance with Applicable Law;

(d)    On or before [****] Bank shall have terminated utility for all credit card accounts originated under the Gordmans Agreement that are not Gordmans-Converted Accounts and have not otherwise been closed; and

(e)    On before [****] Bank shall cease to use the Gordmans Mark in connection with the program established by the Gordmans Agreement; provided, however, that Bank may use the Gordmans Mark in a manner that constitutes nominative fair use solely in connection with collecting outstanding balances on credit card accounts originated under the Gordmans Agreement that are not Gordmans-Converted Accounts.”

3.	Transition of Gordmans-Converted Accounts. A new Section 2.7 is added to the Agreement as follows:

“2.7    Transition of Gordmans-Converted Accounts.

(a)    As between the Bank and SSI, the parties agree that (i) all accounts receivable generated prior to the Gordmans Amendment Effective Date from credit cards originated under the Gordmans Agreement shall accrue to the benefit of the parties to the Gordmans Agreement and any successors thereto, (ii) the parties intend to provide SSI the benefit of all revenue generated on or after [****] under the Gordmans Agreement as if it accrued under the Agreement [****] and (iii) all liability in connection with the credit cards originated under the Gordmans Agreement accruing prior to the Gordmans Amendment Effective Date, including chargebacks, shall remain with the parties to the Gordmans Agreement and any successors thereto. Bank acknowledges that Stage has not assumed and will not assume the Gordmans Agreement and has no obligations thereunder, notwithstanding the provisions of this Gordmans Amendment. In order to give effect to clause (ii) above, Bank has exercised commercially reasonable efforts to calculate the difference between (x) the amount which would be owed to SSI if [****] and (y) the amount owing to Gordmans from the Gordmans-Converted Accounts under the Gordmans Agreement [****] (“Gross-Up Amount”). Based upon Bank’s calculations, the parties have mutually agreed that the total sum of the Gross-Up Amount is [****]. Additionally, the parties have agreed that SSI is entitled to payment of an additional [****] as payment for the [****] Monthly Net Portfolio Yield. Within 10 Business Days following the Gordmans Amendment Execution Date, Bank shall pay to SSI the sum of [****] as payment for the Gross-Up Amount and the [****]

(b)    As of the Gordmans Amendment Effective Date, (i) all Gordmans-Converted Accounts shall be considered Accounts under the Agreement, (ii) all holders and users of Gordmans-Converted Accounts shall be considered Cardholders under the Agreement, (iii) all credit cards issued to holders and users of Gordmans-Converted Accounts pursuant to the Gordmans Agreement shall be considered Credit Cards under the Agreement, (iv) all Covered Gordmans Stores shall be considered Sales Channels under the Agreement; and (v) the Gordmans Mark shall be considered a Stage Mark under the Agreement.

(c)    As between Bank and SSI, the parties agree that beginning on the Gordmans Amendment Effective Date, (i) all transactions initiated with a Gordmans-Converted Account shall be subject to the terms of this Agreement, and (ii) all accounts receivable and revenue generated from Gordmans-Converted Accounts after the Gordmans

Amendment Effective Date shall accrue to the benefit of the parties to this Agreement as Accounts hereunder. Further, as between Bank and SSI, the parties agree that Stage shall assume no interest in or liability for credit cards originated under the Gordmans Agreement that do not become Gordmans-Converted Accounts.

(d)    Beginning on or before [****] Bank shall accept applications for Credit Cards under the Agreement in Gordmans Stores.

(e)    In connection with the conversion of Gordmans-Converted Accounts, Bank shall not alter or modify account numbers issued to holders of Gordmans-Converted Accounts pursuant to the Gordmans Agreement without Stage’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that this subsection (f) shall not restrict Bank from modifying account numbers for Gordmans-Converted Accounts in cases of suspected or actual fraud in a manner that is consistent with its standard policies or any other purposes permitted under the Agreement.

(f)    Between the Gordmans Amendment Effective Date and [****] Bank shall use commercially reasonable efforts to amend the credit card agreement between holders of Gordmans-Converted Accounts and Bank so that the terms of such credit card agreement are the terms of the Credit Card Agreement under the Plan established and operated under the Agreement. Bank shall amend such credit card agreements in compliance with Applicable Law and provide Cardholders such notices and disclosures regarding such changes as are required by Applicable Law.

(g)    Bank shall [****] the redesign and reissuance of Credit Card plastics for the Gordmans-Converted Accounts, which design shall be subject to Stage’s review and approval as set forth in Section 3.4 of the Agreement. Bank shall commence and complete such reissuance in [****]. Such reissuance shall not be considered a “Stage Re-issuance” as defined in Section 3.4(e)(i) of the Agreement. [****]

(h)    Bank shall deliver to Stage the information described in Section 3.13(d)(ii) and Schedule 3.13(d) of the Agreement regarding the holders of the Gordmans-Converted Accounts no later than [****]

(i)    Promptly following the Gordmans Amendment Execution Date, the parties shall mutually agree to a marketing plan for the Stage Nameplate operating under the Gordmans Mark. Further, the parties acknowledge and agree that it is their intent that the initial and annual marketing plans that will be adopted for the Stage Nameplate operating under the Gordmans Mark will be separate and distinct from the marketing plan(s) adopted for the other Stage Nameplates pursuant to Section 2.4(a) of the Agreement and not subject to the requirements set forth in Section 2.4(c)-(d) of the Agreement.

(j)    Bank shall support cross acceptance of (i) Credit Cards bearing the Gordmans Mark at Sales Channels operating under a Stage Nameplate other than Gordmans, and (ii) Credit Cards bearing Stage Mark other than the Gordmans Mark at Gordmans Stores, in each case as soon as possible following the Gordmans Amendment Execution Date, but in no event later than [****]

(k)    Notwithstanding any other provision of this Agreement, including Section 3.10(a)-(c) and paragraph (c) of Schedule 3.5(e), Stage shall have no obligation to offer a

Cardholder Loyalty Program in connection with Gordmans Accounts; provided, however, that if Stage elects to offer a Cardholder Loyalty Program in connection with Gordmans Accounts, each party shall have the obligations set forth under the Agreement with respect to such Cardholder Loyalty Program.

(l)    Notwithstanding Section 3.5(e) and Schedule 3.5(e) of the Agreement, the Parties agree that (i) the [****] Average shall not apply to Gordmans Stores, (ii) the [****] Rate shall not apply to merchandise sales on Gordmans Accounts and (iii) and the value proposition requirement shall not apply to customers of Gordmans Stores or holders of Gordmans Accounts.

(m)    Except as otherwise specified herein or in the Agreement, each party shall be responsible for funding its own costs and expenses in connection with carrying out its obligations hereunder.”

4.	Section 3.9 - Customer Service. Section 3.9 of the Agreement is amended by adding a new subsection (e) as follows:

“Bank shall maintain a separate toll-free telephone line for the provision of customer service for the Gordmans Accounts. Bank shall exercise commercially reasonable efforts to maintain this telephone line at the telephone number utilized for Gordmans, Inc. prior to the Gordmans Agreement Execution Date.”

5.	Section 3.15 - Communications and Systems Changes. The Agreement is amended by adding a new Schedule 3.15(c) as attached hereto and a new subsection (c) to Section 3.15 as follows:

“(c) Bank shall complete those changes set forth on Schedule 3.15(c) by the completion date set forth in Schedule 3.15(c).”

6.	Section 7.5 - Stage Marks. The following sentence is added to the end of Section 7.5 of the Agreement as follows:

“Further, Stage has the legal right to use and permit the Bank to use, to the extent set forth in the Agreement the Gordmans Mark.”

7.	Section 7.8 -Stage Representations and Warranties. A new Section 7.8 is added to the Agreement as of the Gordmans Amendment Execution Date as follows:

“7.8    Gordmans-Converted Accounts. Stage represents and warrants that it has all rights necessary, including under Applicable Law, to fulfill its obligations as, and at the time, required by the Gordmans Amendment.”

8.	Section 9.6 - Bank Representations and Warranties. A new Section 9.6 is added to the Agreement as of the Gordmans Amendment Execution Date as follows:

“9.6    Gordmans-Converted Accounts. Bank represents and warrants that it has all rights necessary, including under Applicable Law, to fulfill its obligations as, and at the time, required by the Gordmans Amendment. Without limiting the generality of the foregoing, Bank represents and warrants that it has all rights necessary, including under Applicable

Law, to convert the Gordmans-Converted Accounts to Accounts under the Agreement and to carry out its obligations under the Agreement. Bank further represents and warrants that it has all rights necessary, including under Applicable Law, the Gordmans Agreement, the terms and conditions of its agreements with the holders of Gordmans-Converted Accounts and the privacy policy applicable to such Gordmans Converted Accounts, to share with Stage all information about the holders of Gordmans-Converted Accounts that Bank is required to share with Stage pursuant to the Agreement, including Section 3.13(d)(ii) and Schedule 3.13 of the Agreement, and to authorize Stage to use and disclose such information regarding the holders of Gordmans-Converted Accounts to the same extent permitted under the Agreement.”

9.
Section 11.1 - Indemnification. Section 11.1(b) of the Agreement is amended as of the Gordmans Amendment Execution Date by deleting the word “and” immediately preceding clause (vii) and adding the following language immediately after clause (vii): “; (viii) the claims of any third party resulting from or related to a Gordmans-Converted Account that arose prior to the Gordmans Amendment Execution Date, including any protection programs, enhancement marketing services or other ancillary products or services offered or provided by Bank to holders of such Gordmans-Converted Accounts and any loyalty program offered to holders of Gordmans-Converted Accounts prior to the Gordmans Amendment Execution Date; (ix) the claims of any third party resulting from or related to accounts originated under the Gordmans Agreement which are not Gordmans-Converted Accounts; and (x) the claims of any third party, including any claims made by Gordmans, Inc. or its bankruptcy estate or trustee arising out of or relating to an alleged or actual breach by Bank of the Gordmans Agreement”.

10.	Section 12.1 - Term and Expiration. Section 12.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“12.1 Term and Expiration. Upon execution by authorized representatives of both parties, and unless terminated as provided herein, this Agreement shall become effective as of the Effective Date and remain in effect until July 31, 2021(“Initial Term”). At Bank’s sole discretion, Bank may elect to extend the Initial Term for an additional two (2) years by providing written notice to Stage of such election on or before July 31, 2019 (“Option”). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive [****] terms (each a “Renewal Term”) thereafter, unless either party provides the other with at least [****] months’ prior written notice of its intention not to renew this Agreement beyond the expiration of the Initial or then-current Renewal Term, as applicable.”

11.	Schedule 1.1(b) - Stage Marks. The parties hereby agree that Schedule 1.1(b) of the Agreement is amended as of the Gordmans Amendment Effective Date by adding Schedule 1.1(b) attached hereto.

12.	Schedule 1.1(d) - Covered Gordmans Stores. As of the Gordmans Amendment Effective Date, Schedule 1.1(d) attached hereto is hereby added to the Agreement.

13.	Schedule 1.3(e) - Measurement Period Summary. The parties hereby agree that, upon Bank’s exercise of the Option, Schedule 1.3(e) of the Agreement is amended as follows:

(a)By changing measurement period 10 to be the full calendar year [****], adding measurement period 11 to be the full calendar year [****] and adding measurement period 12 to be the period from [****] through [****]

(b)By making the $/Account mailed for each new measurement period in (a) above, the prior measurement period cost multiplied by the annual CPI adjustment.

(c)By making the Paperless Statement Target for each new measurement period [****]

14.
Schedule 2.4(c) - Bank’s Marketing Commitments. The parties hereby agree that, as of the Gordmans Amendment Execution Date, paragraph 3 of Schedule 2.4(c) of the Agreement is amended and restated in its entirety to read as follows:

"Fund the redesign and reissuance of the Credit Card plastics for each Stage Nameplate four (4) times during the Term: (i) first, within the twelve (12) month period beginning on the Effective Date; (ii) second, during the calendar year [****], but in any case before [****]; (iii) third, during the month of [****] or at such other time as agreed by the parties; and (iv) fourth, during the calendar year [****] but in any case before [****] or at such other time as agreed by the parties. The Gordmans brand shall not be included in the first two such reissuances. Each such re-issuance shall include substantially all Cardholders who have made a Purchase using an Account during the [****] month period immediately prior to the re-issuance (excluding a control population of such Cardholders). Bank will also test re-issuance to Cardholders who have not made a Purchase using an Account during the [****] month period immediately prior to the re-issuance but who have made a Purchase using an Account during the [****] month period beginning [****] months immediately prior to the re-issuance and ending [****] months immediately prior to the re-issuance. Notwithstanding the foregoing, any such re-issuance of the Credit Card plastics shall be in accordance with Applicable Law and Bank’s Corporate Reissuance Policy. Should any such re-issuance of the Credit Card plastics not comply with Applicable Law or Bank’s Corporate Reissuance Policy, in lieu of the reissuance, Bank shall, promptly following such determination, pay to Stage an amount equal [****] and Stage shall use such funds, in its sole reasonable discretion, to fund credit marketing program(s)."

15.	Schedule 3.2 - Plan Teams. Schedule 3.2 of the Agreement is amended as of the Gordmans Amendment Execution Date as follows:

(a)The two parentheticals in subsection (d) that read “(excluding Steele’s)” are replaced with the following: “(excluding Gordmans)”.

(b)The following paragraph is added as a separate paragraph following the final paragraph of subsection (d):

“Upon the request of Stage, Bank shall ensure that at least one (1) individual member of the field sales team is assigned solely to physical retail Sales Channels operating under the Gordmans Mark at all times, unless and until Stage requests a realignment of the field sales team.”

16.	Schedule 6.1 - Plan Economics. The parties hereby agree that Schedule 6.1 of the Agreement is amended as of the Gordmans Amendment Execution Date as follows:

(a)By adding the following language to Section C immediately following the first paragraph: “Bank shall pay to Stage an amount equal to [****] ([****]), as follows:

i.	[****]shall be paid within five (5) Business Days following the Gordmans Amendment Execution Date (“Option Grant Bonus”); and

ii.	[****] shall be paid on or before July 31, 2019, only if Bank exercises the Option (“Renewal Signing Bonus”).

(b)By adding “, Option Grant Bonus, Renewal Signing Bonus (if applicable),” to the second paragraph in Section C, immediately following the words “Signing Bonus or”.

(c)If Bank exercises the Option, the following shall replace clause (2) of the third paragraph in Section C with the following: “multiplied by the quotient obtained by dividing the number of complete month remaining from the termination’s effective date until July 31, 2021, if any, by one hundred eight (108).”

(d)If Bank exercises the Option, in Section D, bullet “C = operating expenses” replace Measurement Periods “3-9” with “3-12.”

(e)If Bank exercises the Option, the following shall replace the second sentence of the “Note” in Section D with the following: “Further, to the extent that any Wind-down Period extends beyond the Initial Term, Measurement Period 12 shall be extended until the termination or expiration of the Wind-down Period for purposes of calculating the Monthly Net Portfolio Yield Payments during such Wind-down Period.”

(f)If Bank exercises the Option, the following shall be added to Section D, under the heading “Cost per statement” and immediately following the text for “Measurement Period 10” the following:

“    • Measurement Period 11: cost per statement for MP 10 * CPI adjustor based on MP 10 ending paperless rate
• Measurement Period 12: cost per statement for MP 11 * CPI adjustor based on MP 11 ending paperless rate”

17.
Counterparts; Effectiveness. This Gordmans Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument. Unless otherwise set forth herein, all provisions of this Gordmans Amendment shall become binding on the Gordmans Amendment Execution Date and become effective as of the Gordmans Amendment Effective Date.

18.
General. This Gordmans Amendment shall not be changed, modified or amended except in writing and signed by both of the Parties hereto. The provisions of this Gordmans Amendment shall be considered a part of the Agreement. Except as specifically amended in this Gordmans Amendment, the provisions of the Agreement, as amended, remain unaffected and in full force and effect. The provisions of this Gordmans Amendment shall prevail in the event of any conflict between the provisions hereof and the provisions of the Agreement.

IN WITNESS WHEREOF, SSI and Bank have executed this Gordmans Amendment in a manner and form sufficient to bind them on the Gordmans Amendment Execution Date.

STAGE STORES, INC.	COMENITY BANK (formerly known as
WORLD FINANCIAL NETWORK BANK)

By: /s/ Oded Shein	By: /s/ John Marion

Oded Shein	John Marion
Printed Name	Printed Name

EVP,CFO	8/14/17 (President)
Title	Title

Schedule 1.1(b)
Stage Marks

Word Marks:

Give the Unexpected
gRewards
Gordmans
G Something Unexpected
Something Unexpected

Stylized Design Marks:

Schedule 1.1(d)
Covered Gordmans Stores

STORE NO.	STREET ADDRESS	CITY	STATE	ZIP CODE
6079	2230 S Promenade Blvd	Rogers	AR	72758
6060	1972 Southgate Road	Colorado Springs	CO	80906
6105	8055 W Bowles Ave	Littleton	CO	80123
6041	10001 Grant St.	Thornton	CO	80229
6072	4601 1st Ave SE	Cedar Rapids	IA	52402
6080	2515 Corridor Way	Coralville	IA	52241
6082	3125 Manawa Centre Dr	Council Bluffs	IA	51501
6002	3860 Elmore Ave	Davenport	IA	52807
6019	1200 SE Army Post Rd	Des Moines	IA	50315
6021	2590 Hubbell Ave	Des Moines	IA	50317
6045	1400 22nd St	Des Moines	IA	50266
6036	5001 Sergeant Rd, Suite 140	Sioux City	IA	51106
6023	2060 Crossroads Blvd #200	Waterloo	IA	50702
6103	2260 N. Eagle Road	Meridian	ID	83646
6059	16740 North Marketplace Blvd	Nampa	ID	83687
6004	1901 N Market	Champaign	IL	61822
6027	81 Ludwig Dr	Fairview Heights	IL	62208
6003	4401 27th St	Moline	IL	61265
6071	7611 North Grand Prairie Dr	Peoria	IL	61615
6107	340 West Washington Street	Peoria	IL	61611
6008	3231 S Veterans Parkway	Springfield	IL	62704
6112	945 East Lewis & Clark Pkway	Clarksville	IN	47129
6083	902 S Thomas Road	Ft Wayne	IN	46804
6076	100 S Creasy Lane, Suite 1400	Lafayette	IN	47905
6084	4430 Grape Road	Mishawaka	IN	46545
6114	710 Porter's Vale Blvd	Valparaiso	IN	46383
6029	3245 Topeka Blvd	Topeka	KS	66611
6028	2057 N Rock Rd, Suite101	Wichita	KS	67206
6081	7011 W Central #300	Wichita	KS	67212
6078	3801 Mall Road	Lexington	KY	40503
6121	5202 Bay Road	Saginaw	MI	48604
6119	4910 Wilson Ave SW	Wyoming	MI	49418
6086	901 County Rd 42 West	Burnsville	MN	55306
6087	8268 Tamarack Village	Woodbury	MN	55125
6124	235 Arnold Crossroads Center	Arnold	MO	63010
6009	687 Gravois Bluffs Blvd	Fenton	MO	63026
6047	13500 A East 40 Hwy	Independence	MO	64055
6048	309 NE Englewood Rd	Kansas City	MO	64118
6063	2259 Missouri State Hwy K	O'Fallon	MO	63366
6032	3303 S Campbell Ave	Springfield	MO	65807
6049	1355 S 5th St	St Charles	MO	63301
6039	3702 Frederick Ave	St Joseph	MO	64506
6073	100 Towne Center Loop	Southaven	MS	38671
6120	1449 East LaSalle Drive	Bismarck	ND	58503
6005	5100 14th Ave SW	Fargo	ND	58103
6006	3501 32nd Ave South	Grand Forks	ND	58201
6113	3220 16th ST SW	Minot	ND	58701

6042	850 E 23rd St	Fremont	NE	68025
6022	1111 Allen Dr	Grand Island	NE	68803
6044	5050 N 27th St	Lincoln	NE	68521
6085	1617 Eglin Street	Rapid City	SD	57701
6043	4001 S Louise Avenue	Sioux Falls	SD	57106
6102	1101 West Riverdale Road	Riverdale	UT	84405
6089	11590 South District Drive	South Jordan	UT	84095
6116	2351 Holmgren Way	Ashwaubenon	WI	54304
6109	7450 Green Bay Road, Suite B	Kenosha	WI	53142
6018	131 East Towne Mall	Madison	WI	53704
6065	3701 Rib Mountain Drive	Wausau	WI	54401

Schedule 3.15(c)
Communications and Systems Changes

Change Name	Date of Full Implementation	Description of Change
[****]	04/30/18	[•]
[****]	10/31/18	[•]
[****]	10/31/18	[•]
[****]	10/31/18	[•]

20592959_1